Exhibit 99.1

HSW International’s Major Shareholder, HowStuffWorks, Closes Merger

With Discovery Communications

Two New Directors Appointed to the HSW International Board of Directors

ATLANTA, December 18, 2007 — HSW International, Inc. (Nasdaq: HSWI) today announced that its largest shareholder, HowStuffWorks, Inc., has completed its previously disclosed merger with Discovery Communications, LLC, the world’s leading nonfiction media company reaching more than 1.5 billion cumulative subscribers in over 170 countries.

HowStuffWorks’ merger with Discovery Communications will accelerate and enhance HowStuffWorks content, directly benefiting HSW International’s websites.  HSW International continues to hold exclusive and perpetual rights to HowStuffWorks content in China and Brazil, as well as an option for content licenses in Russia and India.  As disclosed in the merger’s announcement on October 15, 2007, Discovery Communications and HSW International plan to enter an arrangement giving HSW International digital publishing rights in China and Brazil for Discovery content that has been integrated within the HowStuffWorks website.  After the transaction, HowStuffWorks, a wholly owned subsidiary of Discovery Communications, will remain the largest shareholder of HSW International.

Under terms of the transaction, HowStuffWorks has the right to designate three persons to serve as directors of HSW International.  As a result, HSW International appointed to its board two new directors: Bruce Campbell, President of Digital Media, Emerging Networks and Business Development at Discovery Communications, and Arthur Kingsbury, a seasoned executive with close to 40 years’ experience in the media and telecommunications sectors.  HowStuffWorks’ third designee is Jeff Arnold who is currently the Chairman of HSW International’s Board of Directors and CEO of HowStuffWorks.  Biographies of the entire HSW International Board of Directors can be found at: http://www.hswinternational.com/directors.cfm.

“Bruce Campbell and Art Kingsbury bring valuable experience to our strategy of developing Internet content publishing opportunities in the rapidly growing digital markets of Brazil and China, and potentially in Russia and India. Together, these markets represent approximately 42% of the world’s population,” said Jeff Arnold. “These additions to the Board come as we are making progress in streamlining and executing HSW International’s business plan.  We are pleased with the performance of our Brazil site, www.hsw.com.br, launched earlier this year in partnership with UOL.  HSW International is planning to launch in China in the first quarter of 2008.”

Arnold continued, “In addition to the appointment of these new directors, HSW International will benefit from the opportunity to integrate localized video into the relevant, highly credible content on HSW International’s websites.  We believe that Discovery Network’s approximate 40% growth in international distribution over the past three years, specifically in Asia, Latin America and Eastern Europe, supports HSW International’s growth strategy.”

HSW International’s Form 8-K covering this announcement, as filed with the Securities and Exchange Commission (SEC) today, will be available on the websites of both HSW International (http://www.hswinternational.com/sec.cfm) and the SEC (www.sec.gov).

About HSW International, Inc.

HSW International, Inc. (Nasdaq: HSWI) develops and operates Internet businesses focused on providing consumers in the world’s emerging digital economies with locally relevant, high quality information. HSW International is headquartered in Atlanta and incorporated in Delaware. HSW International is the exclusive licensee for the translation and publication of certain content from HowStuffWorks, Inc. in China and Brazil.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “should” and “may”. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of HSW International. Relevant risks and uncertainties include those referenced in HSW International’s filings with the SEC, and include but are not limited to: the impact of the merger between HowStuffWorks, Inc. and Discovery Communications, LLC and amendments to certain HSW International agreements required thereby; challenges inherent in developing an online business in China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the Internet sector in China; general industry conditions and competition; general economic conditions, such as interest rate and currency exchange rate fluctuations; economic and industry conditions specific to China and Brazil, such as the state of the telecommunications and Internet infrastructure in China and Brazil and uncertainty regarding protection of intellectual property in China and Brazil; and restrictions on certain intellectual property under agreements with third parties. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. HSW International assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Contacts

HSW International Investor Relations

telephone: +1 (404) 926-0660

email: ir@hswint.com

or

Brion Tingler

Gavin Anderson & Co.

telephone: +1 212 515 1941

email: btingler@gavinanderson.com